Exhibit 10.17
Sublease Agreement between the Company and InfoImage, Inc.

                                    SUBLEASE
                                    --------

THIS SUBLEASE executed in duplicate in Phoenix, Arizona, this 29th day of October, 1996 by and between Avesis, Incorporated, a Delaware Corporation herein called "Sublessor", and Infolmage, Inc. An Arizona Corporation, hereinafter called "Sublessee".

WITNESSETH:
----------

1. (A) Sublessor subleases to Sublessee, and Sublessee hires from Sublessor, certain premises ("the Premises") attached on Exhibit "A" attached hereto and hereby made a part hereof, being situated on the 23rd floor of that certain building know as 100 West Clarendon Avenue. The subleased premises comprise the Premises leased to Sublessor pursuant to a certain written leased dated September 19, 1994. Said lease, as so amended, is hereinafter called "the Underlying Lease".

     (B) Sublessee shall grant to Sublessor the right to remain in a portion of the Premises, as shown on Exhibit "A-1" for a period of up to eight months, to expire no later than October 1. 1997. Sublessor may vacate the Premises at any time during this period by giving Sublessee not less than thirty (30) days written notice.

During the period Sublessor remains in the Premises, as referenced above, Sublessor shall retain rights to thirty-two percent (32%) of the parking spaces referenced in the master lease.

2. The term shall be for forty-three and one half (43 1/2) months commencing January 15, 1997 and ending on August 31, 2000. Sublessor and Sublessee agree that Sublessee shall have access to the premises beginning January 1 for the purpose of wiring and fixturization of the Premises.

3. (a) This Sublease shall be and is subject to all of the terms and conditions of the Underlying Lease, and, excepting as to rental payable by the Tenant thereunder and as otherwise provided herein, each and every provision of the Underlying Lease shall be deemed Incorporated and made a part of this Sublease. Sublessee shall abide by all the applicable provisions of the Underlying Lease and hereby assumes during the entire term hereof, all the duties and obligations of the tenant.

     (b) The Underlying Lease is hereby incorporated herein by reference. The Sublessor shall maintain at all times a copy of the Underlying Lease in the office of the President of Sublessor and make the same fully available for inspection by Sublessee at reasonable times on request. Sublessee acknowledges that Sublessee has reviewed and is familiar with the terms thereof as they pertain to this Sublease.

     (c) Any action or inaction of Sublease which is a breach of the Underlying Lease shall be a breach of this Sublease.

     (d) All rights and privileges of Sublessor, as tenant under the Underlying Lease, are intended to be available to Sublessee under this Sublease, except as otherwise expressly provided herein. On Sublessee's demand, Sublessor agrees to take whatever reasonable steps may be necessary to aid Sublessee in the enforcement of same. If Sublessee wishes Sublessor to take any action or exercise any right under the Underlying Lease, Sublessee shall give Sublessor sufficient advance notice to allow a look solely to the landlord under the Underlying Lease and not to Sublessor for satisfaction of all those rights and privileges and terms incorporated herein from the Underlying Lease.

     (e) Sublessor shall have no obligation to pay for or furnish any repairs, maintenance or restoration that may be required to be paid for or furnished by the landlord under the Underlying Lease, and Sublessee hereby waives all right to make repairs at the expense of Sublessor as provided by any applicable sections of Arizona law. Sublessee accepts the subleased premises in its present condition, including any and all conditions not visible or observable upon inspection, but shall be allowed to make any improvements it deems necessary, subject to lessor approval.

     (f) Upon their vacation of the Premises, Sublessor hereby agrees to restore their portion of the Premises to its original condition, and reconstruct their reception area, adding one storage Room as depicted in Exhibit A-1.
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
     (g) In event of any termination of the Underlying Lease, this Sublease shall terminate; provided, however, that Sublessor agrees not voluntarily to perform any act which will result in termination of the Underlying Lease without the Sublessee's consent first.

4. Sublessee shall pay as monthly rent to Sublessor per the schedule below, in advance without deduction or offset, at such place or places as may be designated from time to time by Sublessor as designated below during the entire term.

      Months              Rent               Monthly Rent
      01/15/97-02/28/97 - 0                  $0
      03/01/97-09/30/97 - $13.38/p.s.f.      $10,135.35 (actual rent based on 9,090 square feet)
      10/01/97-12/31/97 - $13.38/p.s.f.      $14,849.57
      01/01/98-12/31/98 - $14.33/p.s.f.      $15,903.91
      01/01/99-08/31/00 - $15.33/p.s.f.      $17,013.74

In the event Sublessor vacates the Premises, as referenced in Paragraph 1(b), the Monthly Rent, upon Sublessor's vacancy shall become $14,849.57, based on Sublessee's use of the entire Premises.

5. Sublessee shall be responsible for any increases in operating expenses billed to lessor in excess of their pro-rata share of operating expenses during calendar year 1997, subject to the limitations set forth in Paragraphs 3(c) and Paragraph 7 of Exhibit "D" of the Underlying Lease.

6. All demands, notices, approvals or requests from the landlord shall be in writing and shall be sent by registered mail addressed to Sublessee at the subleased premises, and also addressed to Sublessor. Sublessor and Sublessee shall have the right from time to time to notify the other party in writing that it is changing its own address for demands, notices, approvals or requests under this section.

7. All exterior signage dedicated to Sublessor shall immediately be transferred to Sublessee. The cost of installing new signage shall the sole responsibility of Sublessee.

          Sublessee shall not assign this Sublease or any interest therein nor further sublet the subleased premises, or any part thereof, without the written consent of Sublessor and the landlord under the Underlying Lease. Sublessor shall not unreasonably withhold such consent. Any such assignment, subleasing, occupancy or use without the prior written consent of Sublessor and the lessor under the Underlying Lease shall, at the option of Sublessor, terminate this Sublease without reducing or mitigating Sublessee's obligation.

          The covenants and conditions herein contained shall apply to and bind the successors and assigns of all the parties hereto.

          Time is of the essence of this Sublease.

          This Sublease is subject to and conditioned upon the written consent of the landlord under the Underlying Lease.

          IN WITNESS WHEREOF, Sublessor and Sublessee have executed these documents the day and year first above written.


SUBLESSOR:                              SUBLESSEE:

By:     /s/ Kenneth L. Blum, Sr.        By:       ______________________________
        ------------------------

Title:  Acting CEO                      Title:    ______________________________
        ------------------------

Date:   ________________________        Date:     ______________________________

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